EXHIBIT 10.43

             RESEARCH & DEVELOPMENT, MARKETING AND SERVICE AGREEMENT

         THIS RESEARCH & DEVELOPMENT, MARKETING AND SERVICE AGREEMENT (the "Agreement") is entered into as of 29th day of June, 2000 (the "Effective Date"), by and between Motient Satellite Ventures LLC, a limited liability company organized under the laws of the State of Delaware, ("Newco") and Motient Services Inc. ("Motient Services"), a wholly-owned subsidiary of Motient Corporation ("Motient Corporation") both of which are corporations incorporated under the laws of the State of Delaware.

         WHEREAS Motient Services owns or otherwise controls the Satellite Network (as defined below) and related FCC licenses and other resources, which it uses collectively to provide mobile satellite communications services for its existing customers; and

         WHEREAS Newco wishes to use the Satellite Network to conduct research and development activities to develop and test new applications and explore new business opportunities for the Satellite Network; and

         WHEREAS, Newco is willing and desirous of purchasing, and Motient Services wishes to provide, access and use of the Satellite Network (as defined below) for research, development and testing purposes on the terms and conditions set forth in this Agreement.

         NOW THEREFORE in consideration of the mutual covenants and agreements set forth below, the Parties hereby agree as follows.

                                    ARTICLE I

                            DEFINITIONS AND SCHEDULES

1.1 Definitions. In this Agreement, the following words and terms shall have the respective meanings assigned to them as follows:

"Affiliate" shall mean any entity which, directly or indirectly, controls, is controlled by, or under common control with, a Party hereto.

"Asset Sale Agreement" means that certain Asset Sale Agreement between Newco and Motient Services of even date herewith.

"Commercialization Agreement" shall have the meaning assigned to it in Section 2.4.

"Effective Date" is as defined immediately prior to the recitals at the beginning of this Agreement.

"Emergency Preemption" shall have the meaning assigned to it in Section 3.5.

"Existing Business" shall mean, collectively, the Satellite Network, the FCC License, and all of the Existing Satellite Service agreements between Motient Services and any third party.

"Existing Satellite Services" shall mean, collectively, the Satellite Network-based communications services and applications that are within the scope of services and applications provided, directly by Motient Services or indirectly through third party resellers and other intermediaries, to third parties as of the Effective Date, and any services or applications that are (i) reasonable extensions of the services and applications offered by Motient Services as of the Effective Date; and (ii) developed independently by Motient Services after the Effective Date in the normal course of its business and not arising out of the R&D Activities.

"FCC" shall mean the Federal Communications Commission.

"FCC License" means the license or licenses issued by the FCC to Motient Services authorizing use of the Satellite Network to provide Existing Satellite Services within the Territory.

"Intellectual Property Rights" mean any and all franchise, patents, patent qualifications, copyrights, know-how, computer software, industrial designs and drawings and general intangibles of like nature, trade secrets, licenses, and rights and filings with respect to the foregoing, and all reissues, extensions and renewals thereof, but excluding trademarks, tradenames, service marks and service names.

"Investment Agreement" means that certain Investment Agreement among the Investors, Newco and Motient Corporation dated June 22, 2000.

"Investors" shall have the meaning assigned to it in the Investment Agreement.

"Losses" means all demands, losses, claims, actions or causes of action, assessments, damages, liabilities, costs and expenses, including, without
limitation,   interest,   penalties   and   reasonable   attorneys'   fees   and
disbursements.

"Motient Derivative Works" means any Technology that is developed or created by or for Newco in connection with the R&D Activities, including without limitation any Technology developed or created for Newco by Motient Services during the course of providing the R&D Services for Newco, but which constitutes a modification or derivative work of any Motient Technology.

"Motient Services" means Motient Services Inc. and its successors and assigns.

"Motient Technology" means any Technology that is developed or created by or for Motient Services and/or its Affiliates prior to the Effective Date, or after the Effective Date but independently of the R&D Activities.

"Newco" means Motient Satellite Ventures LLC, and its successors and assigns.

"Newco Takeover" means Newco's acquisition of the Existing Business, as contemplated by the Asset Sale Agreement.

"Newco Technology" means any Technology other than a Motient Derivative Work that is developed or created by or for Newco in connection with the R&D Activities, including without limitation any Technology developed or created for Newco by Motient Services during the course of providing the R&D Services for Newco.

"New Satellite Services" shall mean collectively, the Satellite Network-based communications services (excluding the Existing Satellite Services) and constituting new applications of the Satellite Network developed by Newco pursuant to the R&D Activities including without limitation fixed mobile satellite services, mobile satellite services, and voice, video and data applications that, in each such case, are different than those offered by Motient Services as of the Effective Date, excluding, however, any services or applications that are both (i) reasonable extensions of the services and applications offered by Motient Services as of the Effective Date; and (ii) developed independently by Motient Services after the Effective Date in the normal course of its business and not arising out of the R&D Activities.

"Parent Conversion" means the exchange or conversion of interests in Newco held by one or more Investors into shares of Motient Corporation's common stock pursuant to the provisions of the Investment Agreement.

"Party" means Newco or Motient Services.

"Power and Bandwidth Agreement" shall mean any agreement with a term in excess of one (1) year between Motient Services and a third party that obligates Motient Services to commit to provide both a specified amount of satellite transmission power and a specified amount of bandwidth, thereby depleting available Satellite Network power and bandwidth capacity.

"Proprietary Information" shall have the meaning assigned to it in Section 9.1.

"R&D Activities" shall have the meaning assigned to it in Section 2.1.

"R&D Services" means, collectively, the Services provided by Motient Services to Newco to support Newco's R&D Activities, as specified in Section 4.1, and in the R&D Support Plan to be developed pursuant to Section 4.1.

"Satellite Network" shall mean the satellite-based communications network owned, leased or otherwise controlled by, and operated by, Motient Services, and consisting of the flight satellite, certain earth stations, gateways and other ground elements, control systems including telemetry, tracking and control systems and network operations centers, and the related hardware, software and networking resources which are used collectively to provide the Satellite Services. The Satellite Network shall automatically include any additions or modifications to the Satellite Network made from time to time during the normal course of Motient Service's business.

"Satellite Services" shall mean collectively the New Satellite Services and the Existing Satellite Services.

"Service Fee" shall have the meaning assigned to it in Article V.

"Service Payment Date" shall have the meaning assigned to it in Article V.

"Services" includes the R&D Services and the Support Services provided by Motient Services to Newco pursuant to this Agreement.

"Support Services" shall mean the services provided by Motient Services to operate and maintain the Satellite Network, and any uplink equipment or other resources provided by Motient Services to Newco pursuant to this Agreement.

"Technology" means any software components including source code and object code versions thereof, any documentation, reports, analyses or other printed or recorded materials, whether in written, electronic or other format, any hardware, any graphics, audio or video objects, images, photos, artwork, designs, concepts, inventions, methods, ideas, processes, and any other creative works of authorship.

"Term" shall have the meaning assigned to it in Section 11.1.

"Territory" is the area within which Motient Services is licensed to use the Satellite Network to provide Existing Satellite Services, which, as of the Effective Date includes the United States, Puerto Rico, the U.S. Virgin Islands, and U.S. coastal waters up to 200 miles on or over ocean areas outside the territory of any foreign country.

1.2 Schedules. The following Schedules are annexed to this Agreement and are incorporated into this Agreement by reference and are to be a part of this
Agreement:

                  Schedule A        -       Facilities Requirements
                  Schedule B        -       Compensation for Services



                                   ARTICLE II

                         ACCESS RIGHTS AND RESTRICTIONS

2.1 Access and Use Rights.

Motient Services hereby grants to Newco, for the Term of this Agreement, the non-transferable (except in accordance with Article XIV) right to access and use the Satellite Network solely for purposes of conducting technical, regulatory and commercial research and development of New Satellite Services (the "R&D Activities"). During the Term of this Agreement and subject to the terms set forth herein, Motient Services agrees that Newco's right to access and use the Satellite Network for conducting the R&D Activities will be exclusive in the respect that Motient Services will not provide, or offer to provide, Services (or services that are substantially similar to the Services) to any third party for the purpose of assisting such third party in conducting research and development of New Satellite Services. Motient Services further agrees that, during the Term of this Agreement, it shall not grant, or offer to grant, the right to promote, market, commercialize or offer New Satellite Services to any other party.

2.2 Allocation of Capacity.

Motient Services agrees to provide Newco with up to 1.25 MHz of bandwidth, in such channel configuration or configurations as the parties shall mutually agree, to enable Newco to conduct the R&D Activities contemplated by this Agreement. Unless otherwise agreed by the parties, Motient Services shall provide a minimum of 6 kHz of bandwidth to Newco. The bandwidth to be provided by Motient Services shall be in at least one of Motient Services' Continental United States ("CONUS") satellite beams. Subject to the terms of this Agreement, Motient Services shall also consider the feasibility of providing bandwidth in additional (or substitute) CONUS beams. Motient Services shall provide the foregoing bandwidth to Newco at power levels to be mutually agreed by the parties, in light of Newco's R&D Activities and subject to the non-interference provisions and other terms of this Agreement.

Newco agrees to use its commercially reasonable efforts to advise Motient Services in writing at least sixty (60) days in advance of the beams in which it may request channels. Newco agrees that Motient Services reserves the right to plan the use of the satellite capacity by balancing the deployment of channels and of capacity purchased by Motient Services' other customers. Once a channel is activated pursuant to the foregoing provisions, it shall remain active until Newco informs Motient Services that its use of such channel is no longer required. Motient Services' obligations under this Section 2.2 shall be subject to the limitations of Section 2.3.

2.3 Excess Capacity.

Newco's right to access and use the Satellite Network shall be subject at all times to Motient Services' right to use the Satellite Network to provide Existing Satellite Services. Newco's right of access and use shall be limited to use of excess Satellite Network capacity not required by Motient Services to provide the Existing Satellite Services. Newco acknowledges and agrees that the Satellite Network capacity required to provide the Existing Satellite Services may increase during the Term of this Agreement, thereby resulting in a decrease of the excess capacity available to Newco to conduct its R&D Activities. Newco agrees that Motient Services shall have no liability to Newco as a result of any such decrease in excess capacity. Motient Services reserves the right, in its sole discretion, to deal with all matters relating to the Satellite Network, including without limitation the operation and allocation of satellite capacity among all of its services and customers, except as otherwise agreed to in
Section 2.1.

During the Term, Motient Services shall provide Newco with reasonable prior written notice of any new Power and Bandwidth Agreements that Motient Services proposes to enter into with any third party ("Proposed Contract"). If Newco reasonably determines that the Proposed Contract materially interferes with Newco's rights under this Agreement, Newco shall have fifteen (15) days from the receipt of such notice to notify Motient Services of its objection to the Proposed Contract. If Newco fails to provide Motient Services with notice of its objection within said fifteen (15) day period, Newco shall be deemed to have agreed that Motient Services may enter into the Proposed Contract. In the event of an objection by Newco as provided above within said fifteen (15) day period, Motient Services shall not enter into the Proposed Contract.

2.4 Access Restrictions.

Except to the extent provided for in any Commercialization Agreement, Newco may not use the Satellite Network for any purpose other than conducting the R&D Activities. Without limiting the preceding sentence, Newco is expressly prohibited from using the Satellite Network to provide communications services for use in its ongoing business activities or for the benefit of any third party. Newco may authorize third parties to access and use the Satellite Network for purposes of assisting Newco to conduct the permitted R&D Activities, but is otherwise prohibited from permitting any third party to gain access to or use of the Satellite Network for any other reason, except as authorized by the Commercialization Agreement (as defined below). During the Term of this Agreement, Newco may promote, market, and demonstrate any of the New Satellite Services to third parties, but may not provide, enter into any agreement to provide, or otherwise commercialize, the New Satellite Services until Newco and Motient Services have first entered into a separate network services agreement authorizing such activities (the "Commercialization Agreement"). Upon request by Newco, Motient Services and Newco will negotiate in good faith the terms of the Commercialization Agreement, provided that Motient Services agrees to offer Newco terms for the Commercialization Agreement that are consistent with those terms Motient Services offers generally to its other Satellite Service resellers, and Motient Services further agrees to provide such services at rates no less favorable than those provided to any of Motient Services' other similarly situated Satellite Service resellers that have purchased or committed to purchase a like volume of Satellite Network power and bandwidth capacity from Motient Services. Newco is prohibited from using the Satellite Network in any manner that will or is likely to disrupt or interfere with the Satellite Network or Motient Service's ability to provide the Existing Satellite Services or both. Newco further agrees to comply with the facilities requirements applicable to the Satellite Network, as described in Schedule A.

2.5 Continuing Rights of Motient Services.

Motient Services shall retain all rights with respect to the Satellite Network not expressly granted to Newco under this Agreement, including, without limitation, the rights: (i) to use the Satellite Network to provide Existing Satellite Services for itself and for third parties in the normal course of its business; and (ii) to enter into new agreements for the provision or resale of Existing Satellite Services to third parties on any basis. Nothing in this Agreement shall require Motient Services' to violate its obligations as a common carrier licensed by the FCC with respect to the selling of capacity to third party resellers.

                                   ARTICLE III

                           SATELLITE NETWORK SERVICES

3.1 Provision of Satellite Network Facilities.

Motient Services shall operate and maintain the Satellite Network during the Term of this Agreement to the extent required to provide Existing Satellite Services. Motient Services shall be responsible to provide, at its expense, all hardware, software, equipment and other resources necessary to provide, operate and maintain the Satellite Network to the extent required for Motient Services to provide the Existing Satellite Services. Motient Services reserves the right to determine, in its discretion, the particular hardware, software, equipment or other resources to be used to provide, operate and maintain the Satellite Network, the location of any facilities, operations centers, and other resources used in connection with the Satellite Network, the personnel to be used to provide Support Services, and any third party vendors, service providers, or other suppliers used to source any of the foregoing items.

3.2 Provision of R&D Equipment and Resources.

Newco shall be responsible to provide, operate and maintain at its expense, any hardware, software, equipment and other resources additional to that to be provided by Motient Services pursuant to Section 3.1, as and to the extent required for Newco to conduct its R&D Activities and to develop and test any New Satellite Services. Motient Services shall have the right to review and approve in advance any such additional hardware, software, equipment or other resources proposed by Newco to be integrated with, or otherwise used in connection with, the Satellite Network to ensure that it will not unduly interfere with the Satellite Network and/or the provision of Existing Satellite Services, such approval not to be unreasonably withheld.

3.3 Provision of Uplink Equipment.

Motient Services shall, at its expense, make available to Newco reasonable access to Motient Services' existing ground-based uplink equipment required to access and use the Satellite Network, consistent with that used by, or provided to, power and bandwidth users of the Existing Satellite Services. Motient
Services shall designate a facility for use by Newco to conduct the R&D Activities. Motient Services will use commercially reasonable efforts to support and maintain such uplink equipment consistent with Section 3.4 below. Newco shall, at its expense, be responsible to provide, operate and maintain any additional uplink equipment required by Newco to conduct the R&D Activities.

3.4 Maintenance of Satellite Network.

Motient Services shall use commercially reasonable efforts to maintain the Satellite Network and any uplink equipment provided by Motient Services in good working condition. Motient Services shall provide Newco with a telephone number to be used to obtain support for the Satellite Network and to report problems and defects in the Satellite Network or uplink equipment provided by Motient Services. Motient Services will use commercially reasonable efforts to correct problems and defects in the Satellite Network or such uplink equipment reported by Newco within a reasonable time. Motient Services reserves the right to interrupt Newco's access and use of the Satellite Network in order for Motient Services to perform scheduled maintenance of the Satellite Network. Motient Services shall provide Newco with reasonable advance written notice of any such scheduled maintenance.

3.5 Emergency Preemption or Suspension of Service.

Newco's use of the Satellite Network may be preempted, interrupted or suspended due to conditions or reasons beyond Motient Services' reasonable control ("Emergency Preemption"), including but not limited to: (i) maintenance requirements or emergency conditions experienced by Motient Services; (ii) the protection of Motient Services' personnel, facilities or services; or (iii) the provision of priority and preemptive access to Motient Services' satellite as required by the U.S. Coast Guard, the Federal Aviation Administration or other governmental agency to provide responsive emergency support during any natural or man-made disasters.

3.6 Notice to Newco of Suspension or Emergency Preemption of Service.

In the event of any Emergency Preemption, Motient Services shall notify Newco as soon as practicable and shall use commercially reasonable efforts to make the Satellite Network available to Newco to conduct R&D Activities as quickly as practicable.

                                   ARTICLE IV

                              R&D SUPPORT SERVICES

4.1 R&D Support Plan.

Motient Services agrees to provide Newco with the system interfacing and engineering support necessary for Newco to interface with the Satellite Network as required for Newco to perform its R&D Activities under this Agreement, subject to the terms and conditions of this Agreement. Within a reasonable time after the Effective Date, Motient Services and Newco shall develop and mutually agree upon the details of an R&D support services plan (the "R&D Support Plan"), identifying the consulting, engineering, technical and other personnel and other resources to be provided by Motient Services in support of Newco's R&D Activities, as well as identifying any third party consultants, engineers and/or other third party resources that Newco will engage to assist it in its R&D Activities. Motient Services will provide Newco with additional support for Newco's R&D Activities as and when requested by Newco, to the extent Motient Services has the personnel required to provide such support, and, except as provided in Schedule B, such support shall be provided without additional charge to Newco. The parties agree that any third party consultants or service providers engaged by Newco to assist Newco in R&D Activities shall execute an appropriate non-disclosure or confidentiality agreement to preserve the confidentiality of Newco's R&D Activities. The R&D Support Plan shall specify in detail the quantity and type of personnel resources and other resources to be provided by Motient Services in order for Newco to conduct its R&D Activities, and the schedule specifying when such resources will be required. Motient Services shall make the resources specified in the R&D Support Plan available to Newco in accordance with such schedule. The R&D Support Plan shall be updated periodically during the Term of this Agreement, as reasonably required to support Newco's R&D Activities. Newco shall have complete discretion to determine the scope and level of R&D Activities in which it may choose to engage, to the extent not inconsistent with this Agreement.

4.2 Testing Process.

Motient Services agrees to make reasonable configuration changes to the Satellite Network as required to support Newco's R&D Activities in accordance with the following process, provided such changes are conducted in a manner that will not adversely affect the Existing Satellite Services. Prior to undertaking any R&D Activities that will require any such configuration change, or that will or may adversely affect the Satellite Network and/or Motient Service's ability to provide Existing Satellite Services, Newco shall provide Motient Services with a test plan set forth in writing which describes the requested configuration change, the testing to be undertaken, the proposed schedule for such testing, the risks to the Satellite Network and/or the Existing Satellite Services imposed by such testing, the steps to be taken to eliminate or mitigate the risks, and any other pertinent information regarding the proposed R&D
Activities (each a "Test Plan"). Motient Services will have a reasonable opportunity to review the Test Plan prior to commencement of testing. Motient Services may require changes in the Test Plan before approving the Test Plan, if Motient Services reasonably believes that such changes are required to minimize risk to the Satellite Network and/or its ability to provide Existing Satellite Services. Notwithstanding the foregoing, Motient Services reserves the right to disapprove any proposed Test Plan and to prohibit any proposed testing in the event Motient Services reasonably believes that such testing poses a material risk to the Satellite Network, and/or its ability to provide Existing Satellite Services.

4.3 Project Management.

Each Party shall appoint a project manager ("Project Manager") who shall be responsible to oversee such Party's activities and responsibilities under this Agreement and to communicate with the Project Manager of the other Party to coordinate their respective activities hereunder, and to resolve issues and disputes that arise during the Term of this Agreement. Each Party may change its Project Manager upon prior written notice to the other Party.

4.4 Dispute Resolution.

The parties shall attempt to resolve any disputes arising out of or relating to this Agreement by negotiations between the party's respective Project Managers. In the event that the Project Managers are unable to resolve any such dispute within a reasonable time, such dispute shall be escalated in turn to successively higher level managers of each party who will attempt to resolve the dispute through negotiation. If, despite such attempts, such dispute remains unresolved after a period of sixty (60) days from the date first raised by either Project Manager, then such dispute shall be submitted to final and binding arbitration before JAMS/ENDISPUTE ("JAMS"), or its successor, pursuant to the United States Arbitration Act, 9 U.S.C. Sec. 1 et seq. Either party may commence the arbitration process called for in this agreement by filing a written demand for arbitration with JAMS, with a copy to the other party. The arbitration will be conducted in accordance with the provisions of JAMS Streamlined Arbitration Rules and Procedures in effect at the time of filing of the demand for arbitration. Any such arbitration shall take place at a mutually agreed location within the Washington, D.C. metropolitan area. The parties will cooperate with JAMS and with one another in selecting an arbitrator from JAMS panel of neutrals, and in scheduling the arbitration proceedings. The parties covenant that they shall participate in the arbitration in good faith, and that they shall share equally in its costs. The provisions of this Section 4.4 may be enforced by any Court of competent jurisdiction. The costs of any such arbitration shall be shared equally by the parties; provided that each party shall bear the costs of preparing and presenting its own case. The arbitrators shall have no power to award any punitive damages. The arbitrator's award shall be final and binding, and may be enforced in any court of competent jurisdiction. The results of any such arbitration shall be deemed to be Proprietary Information under this Agreement.

                                    ARTICLE V

                                     PAYMENT

On or before July 14, 2000, Newco shall pay to Motient Services a one-time service fee in the amount of Twenty Million Dollars ($20,000,000) (the "Service Fee") (the date upon which such payment is made shall be the "Service Payment Date"). Such payment shall be made by wire transfer of immediately available funds to an account designated in writing by Motient Services. Motient Services shall have no obligation to provide any Satellite Services or any other Services, or to otherwise fulfill any of its obligations under this Agreement prior to the Service Payment Date. The Service Fee represents full payment in advance for all support and other services to be provided by Motient Services to Newco pursuant to this Agreement, except for those services requiring additional payment, as specified in Schedule B. Motient Services shall be responsible to pay any sales and use taxes or similar such taxes levied or imposed upon the Services provided by Motient Services to Newco pursuant to this Agreement.

                                   ARTICLE VI

                              REGULATORY COMPLIANCE

6.1 Responsibilities of Motient Services.

In performing the Services and fulfilling its other obligations under this Agreement, Motient Services shall comply with all applicable laws, regulations, rules, ordinances and other legal and administrative obligations applicable thereto, including without limitation the terms of any applicable FCC License. Motient Services shall be responsible to secure and maintain in effect, at its expense, and shall use all commercially reasonable efforts to secure and maintain all licenses, permits, rights-of-way, approvals, and any other arrangements necessary for providing, operating and maintaining the Satellite
Network and for providing Existing Satellite Services, including without limitation all required FCC or other governmental licenses, permits or approvals.

6.2 Responsibilities of Newco.

In conducting the R&D Activities and fulfilling its other obligations under this Agreement, Newco shall comply with all applicable laws, regulations, rules, ordinances and other legal and administrative obligations applicable thereto, including without limitation the terms of any applicable FCC License. Newco shall be responsible to secure and maintain in effect, at its expense, all licenses, permits, rights-of-way, approvals, and any other arrangements necessary for carrying out the R&D Activities and for using the Satellite Network to research, develop and test New Satellite Services, including without limitation all required FCC or other governmental licenses, permits or approvals, but excluding those items which Motient Services is responsible to obtain as specified in Section 6.1. Newco shall confer with Motient Services prior to obtaining any additional licenses, permits, rights-of-way, approvals or other arrangements for which it is responsible, to allow Motient Services to coordinate such activities with its own regulatory compliance program. Upon request by Newco, Motient Services shall provide Newco with reasonable cooperation and support to assist Newco in obtaining any such licenses, permits, rights-of-way, approvals or other arrangements, and, if requested by Newco, Motient Services shall obtain any such license, permit, right-of-way, approval or other arrangement in its own name; provided that Newco shall be responsible to reimburse Motient Services for any costs incurred by it to obtain and/or maintain any FCC licenses, permits, and approvals that would otherwise be the responsibility of Newco under this Section 6.2. Newco shall use the Satellite Network only for lawful purposes and in compliance with all applicable rules, policies and regulations of Motient Services, the FCC and those of any other federal, state, or local governmental agencies.

6.3 Relationship to FCC.

The Satellite Network and any Services provided by Motient Services under this Agreement, are subject to the continuing approval of the FCC. Newco hereby consents to the filing of this Agreement with the FCC if required by applicable law and regulation. Motient Services shall advise Newco in advance of such a filing. The Parties will cooperate to seek such approvals and coordination, provided that Motient Services will be solely responsible for all FCC matters relating to the Satellite Network and the Existing Satellite Services, including but not limited to frequency coordination.

6.4 Notification Regarding FCC Actions.

Each party shall use commercially reasonable efforts to keep the other party apprised of its licensing and regulatory activities with respect to the FCC, the status of any filings made by such party with the FCC, and of any actions or rulings of the FCC of which such party is aware, to the extent such party reasonably determines that any of the foregoing materially affects the activities of the other party with respect to this Agreement, the Satellite Network, or the R&D Activities and other activities contemplated by this Agreement.

                                   ARTICLE VII

                      ADDITIONAL OBLIGATIONS OF THE PARTIES

7.1 Ethical Responsibilities of the Parties.

Motient Services and Newco shall each refrain from doing anything that would tend to reflect adversely upon, or in any manner injure the reputation of the other (or their respective parent entities and affiliates) or adversely affect the other, or, in the case of Motient Services, adversely affect Motient Services' status as a licensed common carrier, except that a Party's enforcement of its rights and performance of its duties and obligations contained herein shall not be deemed a violation of this Section 7.1.

7.2 Insurance.

Until the Newco Takeover occurs, Motient Services is responsible to ensure that it is covered at all times by insurance consistent with levels of coverage in effect as of the Effective Date.

                                  ARTICLE VIII

                              INTELLECTUAL PROPERTY

8.1 Newco Technology.

Newco shall retain all right, title and interest in and to any of the Newco Technology developed or created during the course of this Agreement by or for Newco, including all Intellectual Property Rights therein. To the extent Motient Services acquires any interest in the Newco Technology, Motient Services hereby assigns, transfers and conveys to Newco all of its right, title and interest in and to the Newco Technology, including all Intellectual Property Rights therein.

8.2 Motient Technology.

Motient Services shall retain all right, title and interest in and to any Motient Technology used by or licensed to Newco during the course of this Agreement, including all Intellectual Property Rights therein. To the extent Newco acquires any interest in the Motient Technology, Newco hereby assigns, transfers and conveys to Motient Services all of its right, title and interest in and to the Motient Technology, including all Intellectual Property Rights therein.

8.3 Motient Derivative Works.

Newco shall retain all right, title and interest in and to any Motient Derivative Works developed or created during the course of this Agreement by or for Newco, including all Intellectual Property Rights therein, subject to Motient Service's continued ownership of any Motient Technology contained in any such Motient Derivative Work. To the extent Motient Services acquires any interest in any Motient Derivative Works, Motient Services hereby assigns, transfers and conveys to Newco all of its right, title and interest in and to the Motient Derivative Works, including all Intellectual Property Rights therein, but excluding any underlying Motient Technology contained in any such Motient Derivative Works.

8.4 License to Newco.

Motient Services hereby grants to Newco a non-exclusive, non-transferable (except in the event of an assignment of this Agreement in whole by Newco as authorized in Article XIV), royalty-free license to use, reproduce, modify, and to distribute internally, but not to sublicense to third parties, any Motient Technology that is needed for Newco to perform the R&D Activities. Newco's licensed rights to the Motient Technology are restricted solely for the purpose of conducting the R&D Activities, and for system development, deployment and operations activities in the conduct of its own business and customer service pursuant to any Commercialization Agreement. Notwithstanding the foregoing, to the extent provided in any Commercialization Agreement, Newco may sublicense rights to use such Motient Technology to third parties to the extent required by them to use any New Satellite Services that may be provided by Newco. In addition, in the event that the Asset Sale Agreement is terminated due to an event arising under Section 8.8, 8.9 or 8.10 of the Asset Sale Agreement, the license granted above in this Section 8.4 shall be modified as follows: (i) Newco's licensed rights shall be limited to that portion of the Motient
Technology that is actually contained in a Motient Derivative Work ("Incorporated Motient Technology); (ii) Newco may thereafter use, reproduce, and modify such Incorporated Motient Technology, and may distribute and sublicense such Incorporated Motient Technology for any lawful purpose, so long as such Incorporated Motient Technology at all times remains a part of a Motient Derivative Work; (iii) Newco may exercise such licensed rights as modified without the need to enter into any Commercialization Agreement; (iv) as modified, such licensed rights shall be perpetual, notwithstanding any termination of this Agreement; and (v) as modified, such license shall remain transferable in connection with an assignment of this Agreement as specified in the first sentence of this Section 8.4.

8.5 Further Assurances.

Each Party will upon request of the other Party, and at the other Party's expense, assist the other Party as reasonably necessary with applications for trademarks, patents, copyrights or other forms of intellectual property protection with respect to the Technology owned by or licensed to such other Party pursuant to this Agreement. Each Party will execute any documents reasonably requested by the other Party for the purpose of establishing its right of ownership to such Technology without the need for any additional compensation.

                                   ARTICLE IX

                                 CONFIDENTIALITY

9.1 General.

Each Party acknowledges that during the course of this Agreement it may gain access to confidential information belonging to or relating to the other Party, including but not limited to any business, financial and technological information (collectively, "Proprietary Information") which Proprietary Information constitutes valuable assets and trade secrets of the other Party. "Proprietary Information" of Newco shall include information regarding the R&D Activities to be conducted by Newco under this Agreement, and the results thereof. Accordingly, when a Party (the "Receiving Party") receives Proprietary Information from the other Party (the "Disclosing Party") the Receiving Party shall, both during the Term of this Agreement and for a period of three (3) years following expiration or termination thereof:

     (a) keep secret and retain in strict confidence any Proprietary Information received from the Disclosing Party;

     (b)  not   disclose  to  any  third  party  any   Proprietary   Information
received/from   the  Disclosing  Party  for  any  reason  whatsoever  except  as authorized under this Agreement;

     (c) not disclose any Proprietary Information received from the Disclosing Party to the Receiving Party's and its Affiliates' employees, except on a need-to-know basis; and

     (d) not make use of any Proprietary Information received from the Disclosing Party for its own purposes or for the benefit of any third party except as authorized by this Agreement.

9.2 Requested or Required Disclosure.

Notwithstanding Section 9.1, if the Receiving Party is requested or required to disclose Proprietary Information of the Disclosing Party pursuant to: (i) any federal or state law or regulation; or (ii) the order or request of any federal or state court, or regulatory entity or agency, the Receiving Party shall: (A) in the event of a request for such Proprietary Information by a court, regulatory entity or agency, use commercially reasonable efforts to obtain the written consent of the court or agency to maintain the confidentiality of such Proprietary Information; (B) provide written notice to the Disclosing Party; and
(C) furnish only such portion of the Proprietary Information as the Receiving Party is legally required to disclose.

9.3 Disclosure to Third Parties.

Each party covenants not to divulge Proprietary Information to any third parties, except as set forth in Section 9.2, without obtaining a nondisclosure agreement from such party, wherein such third party undertakes to handle Proprietary Information under confidentiality terms and conditions no less restrictive than those set forth in this Agreement.

9.4 Exceptions.

The  obligations of this Article IX shall not extend to any  information  which:
(a) is in the public domain; (b) comes into the public domain through no fault of the parties or their employees; (c) is already lawfully known, free of restrictions, to the Receiving Party at the time of its receipt; (d) is received by the Receiving Party from a third party who is not under an obligation of confidence with respect to such information; (e) is known or developed independently of the disclosure by the Disclosing Party as can be proved by the Receiving Party's contemporaneous business records; or (f) is required to be disclosed by a government or regulatory agency, by court order or by law.

9.5 Events upon Termination.

Upon any expiration or termination of this Agreement, or upon demand by Disclosing Party, Receiving Party shall promptly return any documents or other materials containing Proprietary Information of Disclosing Party in its possession, or shall certify to Disclosing Party that such documents or other materials containing Proprietary Information have been destroyed, except that the Receiving Party need not return or destroy any documents or other materials containing Proprietary Information consisting of Technology that is licensed to the Receiving Party under a license which survives expiration or termination.

9.6 Injunction.

Both parties acknowledge that remedies at law for breach of either party's obligations under this Article IX may be inadequate, that the non-breaching party may be irreparably harmed by any such breach, and that in the event of any such breach, the non-breaching party shall be entitled to obtain specific performance or injunctive relief without a requirement to post bond.

                                    ARTICLE X

                         REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties.

     (a) Motient Services represents and warrants to Newco as follows:

          (i) it has the authority to enter into and perform this Agreement; this Agreement when executed, will be legal, valid and binding upon it, and will be enforceable in accordance with its terms; and it has made no misrepresentations to the other party in connection with the negotiation, execution, or performance of this Agreement; and

          (ii) the execution and performance of this Agreement does not and will not violate (x) the Series A and Series B 12 1/4% Senior Notes due 2008 Indenture, dated March 31, 1998, of Motient Holdings Inc. ("Holdings") or
     (y) any other contract, obligation, or instrument held by it or to which it is a party, or which is binding upon it, including terms relating to covenants not to compete and confidentiality obligations; and

          (iii) provided that Newco complies with its obligations under Section 6.2, the execution and performance of this Agreement by Motient Services does not and will not violate any applicable laws, regulations, rules, ordinances and other legal and administrative obligations applicable hereto; and

          (iv) it possesses all licenses issued by the FCC, and all other licenses, permits, franchisers and similar authorizations, that are required for the operation of the Satellite Network and for provision of Existing Satellite Services as presently conducted on the Effective Date, and the ownership, operation, lease and holding by it of the Satellite Network resources (the "Company Permits"). Motient Services is in compliance with the terms of the Company Permits.

     (b) Newco represents and warrants to Motient Services as follows:

          (i) it has the authority to enter into and perform this Agreement; this Agreement when executed, will be legal, valid and binding upon it, and will be enforceable in accordance with its terms; and it has made no misrepresentations to the other party in connection with the negotiation, execution, or performance of this Agreement; and

          (ii) the execution and performance of this Agreement does not and will not violate any other contract, obligation, or instrument held by it or to which it is a party, or which is binding upon it, including terms relating to covenants not to compete and confidentiality obligations.

10.2 Disclaimer of Warranty.

EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, MOTIENT SERVICES MAKES NO WARRANTY OR CONDITION, EXPRESS OR IMPLIED, REGARDING THE SATELLITE NETWORK OR ANY OTHER ITEM OF EQUIPMENT, HARDWARE, SOFTWARE OR ANY OTHER RESOURCE PROVIDED BY MOTIENT SERVICES PURSUANT TO THIS AGREEMENT, OR THE PROVISION OF ANY SERVICE PROVIDED BY MOTIENT SERVICES PURSUANT TO THIS AGREEMENT, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

                                   ARTICLE xi

                              TERM AND TERMINATION

11.1 Term.

This Agreement shall commence on the Effective Date and shall remain in effect for a period of three (3) years after the Effective Date (the "Term"), unless sooner terminated in accordance with Sections 11.3, or 11.4 hereof, whichever occurs first.

11.2 Suspension by Motient Services.

Motient Services may immediately suspend Newco's access to the Satellite Network and the provision of any Service to Newco without any liability of Motient Services to Newco or to any third party upon the occurrence of any of the following:

          (i) Newco's use of the Satellite Network or performance of the R&D Activities is in violation of any statute or law or of any order, rule or regulation of any court, agency or government authority; or

          (ii) Newco's use of the Satellite Network or performance of the R&D Activities is conducted in a manner that materially interferes with the Satellite Network and/or Motient Services' ability to provide the Existing Satellite Services.

Upon the occurrence of any such event, Motient Services shall use commercially reasonable efforts to provide prior written notice to Newco and a reasonable opportunity to cure prior to imposing any such suspension, but Motient Services reserves the right to suspend access to the Satellite Network and provision of Services to Newco immediately without prior notice if Motient Services reasonably believes that it must act immediately to protect the Satellite Network and its ability to provide Existing Satellite Services and/or to avoid violations of law. In either event, access to the Satellite Network and provision of Service shall be restored upon cure by Newco of the event giving rise to the suspension.

11.3 Termination upon Exercise of Newco Takeover.

This Agreement shall automatically terminate on the date of closing of the transactions associated with the Newco Takeover.

11.4 Termination Option upon Sale of Existing Business to a Third Party.

If Motient Corporation receives an Offer (as defined in the Asset Sale Agreement), and if Newco shall not have delivered a Notice to acquire the Satellite Communications Business (as defined in the Asset Sale Agreement) within sixty (60) days after the Offer Notice Date (as defined in the Asset Sale Agreement), and if Motient Corporation or Motient Services elects to pursue the Offer, Motient Services shall so notify Newco in writing. If, after electing to pursue the Offer, the transactions contemplated by the Offer fail to be consummated, Motient Services shall notify Newco in writing of such event, as well. During the period commencing on the date of Newco's receipt of Motient Services' notice of the election to pursue the Offer and ending on either (i) the date of consummation of the transactions contemplated by the Offer, or (ii) the date of Newco's receipt of written notice that such transactions will not be consummated (whichever applies), Newco shall refrain from entering enter into any new Satellite Service agreements with any third party as permitted under the Commercialization Agreement, and from taking any action that would further deplete the available Satellite Network capacity or otherwise materially interfere with the transactions contemplated by the Offer. In the event such transactions are consummated, Motient Services shall have the right, in its sole discretion, and without consent of Newco, to terminate this Agreement upon written notice to Newco and upon compliance with the requirements of Section 8.9 of the Asset Sale Agreement.

11.5 Events upon Termination.

Upon termination of this Agreement pursuant to Section 11.3 or 11.4, Newco shall immediately cease all access and use of the Satellite Network, and shall promptly, but in no event less than thirty (30) days after termination, return to Motient Services any and all resources provided to Newco by Motient Services, and remove all Newco Technology from Motient Services' premises and equipment.

                                   ARTICLE xiI

                             LIMITATION OF LIABILITY

12.1 Survival of Representations.

Notwithstanding anything to the contrary set forth in Section 15.9, all representations and warranties in or pursuant to this Agreement shall survive until two (2) years after the date of expiration or termination of this Agreement.

12.2 Limitation of Liability.

Motient Services shall in no event be liable for:

          (i) Any Satellite Network service outage or failure; or

          (ii) Any decrease in the excess capacity of the Satellite Network or of the time periods in which the Satellite Network is made available to Newco to conduct the R&D Activities as a result of expansion of the Existing Satellite Services in the normal course of business and consistent with this Agreement; or

          (iii) The unauthorized access to, or alteration, theft, or destruction of data and/or information of Newco by any person other than a subcontractor or agent of Motient Services, whether through accident or fraudulent means or devices, whether caused by interruption, errors, defects, delays in operation or failure of the Service; or

          (iv) Any claim arising out of a breach in the privacy or security of communications transmitted over Motient Services' facilities, unless such breach is caused by Motient Services' willful misconduct; or

          (v) Any change required by any governmental authority to the Satellite Network or Motient Services' facilities, operations or procedures used in connection with the Satellite Network that renders the Satellite Network or any such facilities provided by Motient Services or Newco obsolete, or that requires Newco to make a material modification or alteration of the Newco Technology to remain compatible with the Satellite Network or such facilities, or that otherwise adversely affect the use or performance of the Newco Technology; or

          (vi) Any Loss incurred by reason of or incidental to any delay or interruption of the Service, other than a delay or interruption due to Motient Services' willful misconduct; or

          (vii) Any failure by Motient Services, after exercise of all commercially reasonable efforts, to obtain and/or maintain any required and material FCC or other government approvals for the provision of the Service in the Territory; or the issuance of an effective final order by the FCC, or other government agency having jurisdiction, revoking or denying renewal of the mobile satellite services authorization granted to Motient Services.

12.3 Aggregate Damages.

The  Indemnifying   Party  shall  not  be  obligated  to  pay  any  amounts  for indemnification under Article 13 hereof until the aggregate indemnification obligation of such Indemnifying Party hereunder (and under the Asset Sale
Agreement) exceeds Five-Hundred Thousand Dollars ($500,000) (the "Basket"), whereupon the Indemnifying Party shall be liable for all amounts for which indemnification may be sought which exceed $500,000. Notwithstanding the foregoing, in no event shall the aggregate liability of Motient Services to Newco exceed the sum of (i) the aggregate fees (including the Service Fee) paid by Newco to Motient Services pursuant to this Agreement, (ii) the Purchase Price (to the extent actually paid) as defined in the Asset Sale Agreement; and (iii) other amounts paid as consideration under any agreements delivered pursuant thereto (collectively, the sum of (i), (ii) and (iii) constitute the "Liability Cap"). The Liability Cap will not apply to any claims made with respect to any Loss arising as a result of a breach of this Agreement due to Motient Services' bad faith or willful misconduct, or to any Losses arising out of a breach of the representation and warranty set forth in Section 10.1(a)(ii)(x). For purposes of determining whether the aggregate indemnification obligation of an Indemnifying Party exceeds the Basket, the sum of all amounts previously indemnified by such Indemnifying Party for Losses arising under both this Agreement and under the Asset Sale Agreement, and any agreements delivered pursuant thereto shall be used to make such determination.

12.4 Exclusive Remedy.

Indemnification pursuant to Article 13 in accordance with this Article 12 shall be the sole and exclusive remedy for any breach of the representations, warranties and covenants contained in this Agreement by either party, other than claims relating to fraud or violations of securities laws; provided that, nothing in this Section 12.4 shall prevent any party from obtaining equitable relief in order to require the other party to perform its obligations hereunder.

12.5 Limitation of Liability for Motient Services' Suppliers.

To the extent that any portion of the Services or any facilities used in connection with the Satellite Network are provided by any third party pursuant to a separate agreement arrangement between Motient Services and such third party, the limitation of liability set forth in this Article 12 shall extend fully to such third party.

                                  ARTICLE xiii

                                    INDEMNITY

13.1 Indemnification by Newco.

Newco shall indemnify and hold Motient Services harmless from and against any and all Losses arising out of any claim made by a third party based upon any of the following:

          (i) The content or addressing of any message transmitted by Newco or any third party claim of libel, slander, or infringement of copyright against Motient Services arising from or in connection with the transmission of messages via the Satellite Network by Newco or third parties accessing the Satellite Network through Newco;

          (ii) Any negligent act or omission of Newco, or its officers, directors, employees or agents resulting in personal injury or damage to tangible or real property; or

          (iii)  Any  breach  by  Newco  of  the   applicable   representations,
     warranties and covenants set forth in this Agreement; or

          (iv) Any portion of the Newco Technology or any portion of the Motient Derivative Works (other than the underlying Motient Technology) infringes the Intellectual Property Rights of a third party; provided that Newco shall have no obligation to indemnify Motient Services under this subsection (iv) to the extent such an infringement claim results solely from modification of the Newco Technology or the Motient Derivative Works by Motient Services or any person or entity obtaining access to such Newco Technology or Motient Derivative Works through Motient Services.

13.2 Indemnification by Motient Services.

Motient Services shall indemnify and hold Newco harmless from and against any and all Losses arising out of any claim made by a third party based upon any of the following:

          (i) Any negligent act or omission of Motient Services, or its officers, directors, employees or agents resulting in personal injury or damage to tangible or real property; or

          (ii) Any breach by Motient Services of the applicable representations, warranties and covenants set forth in this Agreement; or

          (iii) Any portion of the Motient Technology infringes the Intellectual Property Rights of a third party; provided that Motient Services shall have no obligation to indemnify Newco under this subsection (iii) to the extent such an infringement claim results solely from (a) the addition and/or combination by Newco of products not provided by Motient Services with the Motient Technology; or (b) modification of the Motient Technology by Newco or any person or entity obtaining access to such Motient Technology through Newco.

13.3 Notification for Indemnification.

All claims for indemnification hereunder shall be resolved in accordance with the following procedures:

          (i) If the party seeking indemnification (the "Indemnified Party") has incurred or reasonably believes that it may incur any Losses, it shall deliver promptly written notice to the indemnifying party (the "Indemnifying Party"), setting forth the nature and amount of the Losses or potential Losses, if possible, and further referencing the sections of this Agreement or in any other document delivered pursuant hereto upon which the claim for indemnification for such Losses is based (a "Claim Notice"). If an Indemnified Party receives notice of a third-party claim for which it intends to seek indemnification hereunder, it shall give the Indemnifying Party written notice of such claim, so that the Indemnifying Party's defense of such claim under this Agreement may be timely instituted. The failure by an Indemnified Party to provide such written notice shall not constitute a waiver of the Indemnified Party's right to indemnity unless such failure has prejudiced the Indemnifying Party's ability to defend such claim, and then only to the extent of such prejudice.

          (ii) If, after receiving a Claim Notice, the Indemnifying Party desires to dispute such claim or the amount claimed in the Claim Notice, it shall deliver to the Indemnified Party a written objection to such claim or payment setting forth the basis for disputing such claim or payment. Such notice shall be delivered within thirty (30) days after the date the Claim Notice to which it relates is received by the Indemnifying Party. If no such notice is received within the aforementioned 30-day period, the Indemnified Party shall be entitled to payment for such Losses from the Indemnifying Party within ten (10) days of the end of such 30-day objection period.

          (iii) If the Indemnifying Party shall agree that it is responsible for all amounts that may be recovered in connection with a third-party claim, action or suit (including waiving any deductible or limit that might otherwise apply under this Article 13 or Section 12.3 hereof) and is financially capable of satisfying its indemnification obligations, the Indemnifying Party shall have the right to conduct and control through counsel of its own choosing, which counsel shall be reasonably acceptable to the Indemnified Party, any third-party claim, action or suit; provided, that the Indemnifying Party diligently contests and defends such claim. The Indemnified Party shall be entitled at any time, at its own cost and expense (except that such cost and expense shall be paid by the Indemnifying Party if the Indemnified Party reasonably determines that the Indemnifying Party is not adequately representing or, because of a conflict of interest, may not adequately represent the interests of the Indemnified Party) to participate in such defense and to be represented by attorneys of its choosing. Except with the prior written consent of the Indemnified Party no Indemnifying Party, in the defense of such claim or litigation, shall consent to entry of any judgment or order, interim or otherwise, or enter into any settlement that provides for injunctive or other nonmonetary relief affecting the Indemnified Party or that does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim or litigation.

          (iv) In the event that the Indemnifying Party does not elect to defend against any third-party claim, the Indemnified Party may defend against such claim in such manner as it may deem appropriate and the Indemnifying Party shall be liable for any legal expenses reasonably incurred in connection with such defense; provided that, the Indemnified Party shall not, without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, settle or consent to the entry of judgment with respect to such third-party claim.

          (v) In the event of any claim by a third party, the parties hereto agree that they will cooperate fully with each other in connection with the defense or settlement of such matter.

13.4 No Duplication of Remedies.

To the extent any party may have more than one remedy for any Losses incurred by it, it may pursue all available remedies but in no event shall be entitled to collect and retain any amount hereunder in excess of its Losses.

13.5 Subrogation.

If any Indemnified Party receives any payment or other indemnification pursuant to this Agreement from an Indemnifying Party with respect to any claim or demand by any third party against the Indemnified Party, the Indemnifying Party shall be subrogated to the extent of such payment or indemnification to all rights in respect of the subject matter of such claim or demand to which the Indemnified Party may be entitled, to institute appropriate action for the recovery thereof, and the Indemnified Party agrees to provide reasonable levels of assistance and cooperation to such subrogated party, in enforcing such rights.

                                   ARTICLE xiV

                                   ASSIGNMENT

Motient Services shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, without the prior written consent of Newco. Newco shall not assign its rights and obligations under this Agreement, in whole or in part, whether by operation of law or otherwise, unless the assignee agrees to be bound by all of the terms and conditions hereof applicable to Newco hereunder, and provided that any such assignment shall be subject to any prior approval required by the FCC, and compliance with any conditions and restrictions imposed by the FCC with respect to such assignment. Any assignment contrary to the terms of this Article XIV shall be null and void and of no force and effect. In no event shall the assignment by Motient Services or Newco of such party's respective rights or obligations under this Agreement, whether before, at or after the Closing (as defined in the Asset Sale Agreement), release such party from such party's respective liabilities and obligations hereunder.

                                   ARTICLE Xv

                            MISCELLANEOUS PROVISIONS

15.1 Successors and Assigns.

This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their permitted assigns. This Agreement is entered into solely for the benefit of such parties.

15.2 No Third Party Beneficiaries.

The provision by Motient Services to Newco of the Satellite Network and of the Services is not part of any principal and agent relationship, employer and employee relationship, or joint venture or partnership between Motient Services and Newco. This Agreement is entered into solely for the benefit of Motient Services and Newco and is for the exclusive benefit of such parties. Nothing contained in this Agreement will be deemed to create any third party beneficiaries or confer any benefit or rights on or to any person not a party hereto, and no person not a party hereto (including, without limitation, customers, vendors, or creditors of Newco) shall be entitled to enforce any provisions hereof or exercise any rights hereunder.

15.3 Notices.

All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand delivered, sent by overnight courier or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by telecopy addressed as follows:

     (a) If to Newco:

                           Motient Satellite Ventures LLC
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Attn:  Randy S. Segal, Esq.
                           Telecopy No.:  703-758-6134

     with a copy to:

                           Motient Satellite Ventures LLC
                           211 North Union Street, Suite 300
                           Alexandria, Virginia  22314
                           Attn:  Hal Perkins
                           Telecopy No.:  703-706-3801

     (b) If to Motient Services:

                           Motient Services Inc.
                           10802 Parkridge Boulevard
                           Reston, Virginia  20191-5416
                           Attn:  Randy S. Segal, Esq.
                           Telecopy No.:  703-758-6134

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand delivered, sent, mailed or telecopied in the manner described above shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or (with respect to a telecopy or telex) the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

15.4 Applicable Law.

This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, without regard to its principles of conflicts of law that would give effect to the application of the law of another jurisdiction. Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the Commonwealth of Virginia and of the United States of America, in each case having jurisdiction over the County of Fairfax, for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby and thereby (and agrees not to commence any litigation relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in this Agreement shall be effective service of process for any litigation brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any litigation arising out of this Agreement or the transactions contemplated hereby in the courts of the Commonwealth of Virginia or the United States of America, in each case having jurisdiction over the County of Fairfax, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such litigation brought in any such court has been brought in an inconvenient forum.

15.5 Waiver.

Neither the waiver by either of the Parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure of either of the Parties, on one or more occasions to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder shall thereafter be construed as a waiver of any subsequent breach of default of a similar nature, or as a waiver of any provisions, rights, or privileges hereunder. Any waiver under this Agreement must be in writing.

15.6 Severability.

In the event that any one or more of the provisions of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable in any respect, such invalidity and unenforceability shall not affect any other provision of this Agreement, and the Agreement shall be construed as though such invalid and/or unenforceable provision(s) had never been contained herein, unless such invalid and/or unenforceable provision(s) are an essential part of the agreed exchange.

15.7 Modification.

No amendment or modification to this Agreement shall be valid unless made in writing and signed by the authorized representatives of the parties. As to Motient Services, the "authorized representatives" means both Motient Services'
(a) General Counsel and (b) President or any Vice President.

15.8 Headings.

The headings and numbering of paragraphs in this Agreement are for convenience only and shall not be construed to define or limit any of the terms herein or affect the meaning of interpretation hereof.

15.9 Survival.

The provisions of Sections 4.4, 8.1, 8.2, 8.3, 8.4 (to the extent the license granted therein becomes perpetual), 8.5, 11.5, 15.2, 15.4, 15.8, and 15.9 and Articles V, IX, X (subject to Section 12.1), XII, XIII and XV shall survive expiration or termination of this Agreement.

15.10 No Joint Venture or Agency.

Neither Party will be deemed to be an employee, agent, partner or legal representative of the other for any purpose and neither will have any right, power or authority to create any obligation or responsibility on behalf of the other.

15.11 Force Majeure.

Motient Services shall not be liable for any failure of performance due to causes beyond its reasonable control, including, but not limited to, acts of God, fires, floods or other catastrophes; national emergencies, insurrections, riots or wars; strikes, lockouts, work stoppages or other labor difficulties; and any law, order, regulation or other action of any governing authority or agency thereof (collectively, "Force Majeure Events"). A failure of performance by Motient Services caused solely by acts or omissions of Motient Corporation or any of its Affiliates (except to the extent such acts or omissions are themselves due to a Force Majeure Event) or by reason of Motient Services' insolvency or bankruptcy or other such condition of financial distress shall not be deemed to be a Force Majeure Event with respect to Motient Services.

15.12 Entire Agreement.

This Agreement, including all Schedules hereto, and the Asset Sale Agreement, constitutes the entire agreement between the parties hereto and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, and undertakings with respect to the subject matter hereof.

                  IN WITNESS WHEREOF, the Parties hereto have caused this Research and Development Agreement to be executed on the date first written above by their duly authorized officers.

                                             MOTIENT SATELLITE VENTURES LLC
                                             By Motient Corporation, Sole Member

                                             By:     /s/Gary M. Parsons
                                                     Gary M. Parsons
                                                     Chairman


                                             MOTIENT SERVICES INC.

                                             By:     /s/Gary M. Parsons
                                                     Gary M. Parsons
                                                     Chairman

                                   SCHEDULE A

                             FACILITIES REQUIREMENTS

         Newco's access to the Satellite Network for the purposes of this Agreement shall be subject to its compliance with the following Facilities
Requirements:

         (1) Compliance with Motient Services requirements and standards: Newco will adhere to Motient Services' standard interfacing requirements and specifications when interconnecting external equipment and facilities to the Satellite Network. Newco's activities under this Agreement shall comply with Motient Services' acceptable use policy and other applicable policies, rules and regulations (including without limitation those promulgated by the FCC) that are intended to protect the integrity of the Satellite Network, to prevent unlawful or improper use of the Satellite Network, and to prevent harm to Motient Services' personnel. Notwithstanding the generality of the foregoing, Newco shall adhere to Motient Services' IF Interface Access Requirements, as in effect from time to time. Motient Services reserves the right to change such requirements from time to time, upon reasonable notice to Newco.

         (2) Licenses and permits: Newco shall be responsible for obtaining those licenses, permits, rights-of-way, approvals, and any other arrangements for which it is responsible, as set forth in Section 6.2. Motient Services agrees to provide Newco with reasonable cooperation and assistance to enable Newco to obtain such licenses, permits, rights-of-way, approvals and other arrangements. Newco agrees that, unless otherwise requested in writing by Newco, all of Newco's governmental approvals and licensing activities will be conducted by Motient Services' regulatory counsel; provided that Motient Services' regulatory counsel will handle requests by Newco for Motient Services to obtain licenses, permits, approvals and other such items for which Newco is responsible, as provided for in Section 6.2.

         (3) Motient Services right of access: For the protection of Motient Services' network, services, facilities and personnel, Newco hereby grants Motient Services the right at any time, and from time to time, upon reasonable prior notice except in the case of an emergency, to inspect all equipment and communications facilities or services used or provided by Newco for use with Motient Services' mobile satellite system for compliance with FCC regulations, this Agreement, and Motient Services' emission requirements, and other technical requirements.

                                   SCHEDULE B

                            COMPENSATION FOR SERVICES

Unless agreed otherwise by the parties from time to time, Motient Services shall be compensated by Newco for the Services to be provided under the Agreement, in accordance with this Schedule B.

Motient Services shall not charge Newco for the following Services:

          (i) assistance to Newco in establishing access and/or connectivity of Newco and/or Newco mobile terminals and other equipment to the Satellite Network;

          (ii) provision of technical  descriptions of the Satellite Network and
     descriptions   and   explanations  of  Motient   Services'   technical  and
     operational requirements for Newco's use of the Satellite Network;

          (iii) restart of Newco's uplink equipment in the event of an equipment failure, pursuant to procedures to be defined in the R&D Support Plan or another document; and

          (iv) other similar services and assistance of a general nature, not focused on a particular R&D Activity or other special project.

In the event Newco requests in writing for Motient Services to provide any major or extraordinary technical assistance required for Newco to perform its R&D Activities, including but not limited to consulting, engineering, strategic, technical or similar Services provided in support of the R&D Activities, Motient Services shall be: (a) compensated for Motient Services employees at the rates set forth below, plus reimbursement for reasonable out-of-pocket expenses; (b) compensated for third party consultants and other personnel engaged by Motient Services for Newco (at written request of Newco) at Motient Services' actual costs, plus reimbursement for reasonable out-of-pocket expenses and (c) reimbursed, at Motient Services' cost, for equipment requested to be purchased by Newco in connection with the Services.

The billing rates are as follows:

                                                         Hourly Rate
                                                         -----------
        Senior  Engineering/
        Technical/Regulatory                                $   135
        Junior Engineering/
        Technical/Regulatory                                $    90

Motient Services shall submit an invoice for all Services rendered for which compensation is due, within thirty (30) days following the end of the month in which such Services were provided. Such invoice shall include a brief description of the Services rendered, indicating the amount charged for each Service rendered. Invoices shall be payable by Newco within thirty (30) days of the invoice date.